                                                                    EXHIBIT 10.9


                        INCENTIVE COMPENSATION AGREEMENT

         This Agreement is entered into between UTILX CORPORATION (the "Company") and GLEN BERTINI ("Employee") as of October 29, 1999.
                                    RECITALS
1. Employee has been working on a concept for a new product line for the Company currently called "Trynergy/FE."
2. Trynergy/FE is in the process of being patented, with Employee as inventor or co-inventor.
3. As provided in Employee's Employment Agreement with the Company dated as of September 1, 1993 ("Employment Contract"), Employee has assigned all his right, title and interest in Trynergy/FE including its related patent applications.
4. The Company believes Trynergy/FE represents a promising growth and earnings potential for the Company and wants to provide Employee with an economic incentive to complete development and participate in the marketing of Trynergy/FE, including related products and services.
         In consideration of the foregoing and other valuable consideration, the parties agree as follows:
                                    AGREEMENT
1. INCENTIVE COMPENSATION. In addition to other compensation Employee is entitled to under his Employment Contract, Employee will earn an annual bonus as incentive compensation for the development and marketing of Trynergy/FE ("Incentive Compensation") for the Company fiscal years, and in the amounts, indicated in the table below. The amount of the Incentive Compensation for any fiscal year is expressed as a percentage of gross revenues, as determined in accordance with GAAP, received by the Company (either directly or through any of its subsidiaries) from two categories of fees: (i) royalty, franchise or other type of licensing fees ("Licensing Fees") and (ii) fees other than Licensing Fees ("Non-licensing Fees"). The parties intend that gross revenue from fees will include revenues received by the Company from any sale or other transfer of products or services related to Trynergy/FE, including any disposition of the Company's Trynergy/FE business to another party.


                                                        % of Gross Revenue             % of Gross Revenue
                         Company Fiscal Year            from Licensing Fees          from Non-Licensing Fees
                         -------------------            -------------------          -----------------------
                                2000                            5%                            2.5%

                                2001                            4%                            2.0%

                                2002                            3%                            1.5%

                                2003                            2%                            1.0%

                         2004 and thereafter                    1%                            0.5%


2. PAYMENT DATE. For each Company fiscal year, the Company will pay Employee all earned Incentive Compensation, less required withholding amounts, within 90 days of the end of such fiscal year.
3. TERM AND TERMINATION OF AGREEMENT. This Agreement is effective as of the date of this Agreement and will terminate on the earlier of (i) the expiration date for the last Trynergy/FE-related patent that bears Employee's name as inventor or co-inventor, or (ii) upon Employee's termination of employment with the Company either by the Company for Cause (as defined in Section 8.8 of the Employment Contract) or by

     Employee without Good Reason (as defined in Section 8.9 of the Employment Contract), or (iii) on the date that is 36 months following Employee's termination of employment with the Company either due to Employee's death or Total Disability (as defined in Section 8.4 of the Employment Contract).
4. DISPUTE RESOLUTION. Should a dispute arise between the parties regarding the application of the Incentive Compensation calculation to a Company product or procedure, the parties will designate, by mutual agreement, a single patent counsel to resolve the dispute. Such counsel will resolve the dispute by determining whether or not such Company product or procedure is within the scope of the Trynergy/FE-related patents listed in Appendix A attached to this Agreement, as this Appendix may be supplemented by the parties from time to time. If the parties are unable to agree on such counsel, or for any other dispute arising under this Agreement, the parties will submit the dispute to arbitration as follows:
          At either party's request, the parties will submit any such dispute, controversy, or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's ("AAA") rules then in effect for resolution of employment disputes (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, the parties shall request a list of seven (7) arbitrators from AAA, and shall alternately strike names until one arbitrator is left. This arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees. All proceedings will be held at a place designated by the arbitrator in King County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law as required under Section 6 of this Agreement.
5. ASSIGNMENT. This Agreement is personal to the Executive and shall not be assignable by the Executive. The Company may assign its rights hereunder to
     (i) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (ii) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean UTILX Corporation and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
6. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Washington without regard to any rule governing conflicts of law.

UTILX CORPORATION

/s/ William M. Weisfield                             /s/ Glen Bertini
-----------------------------------                  ---------------------------
By:     William M. Weisfield                         GLEN BERTINI
Title:   Chairman and CEO

                                   APPENDIX A


                       LIST OF TRYNERGY/FE RELATED PATENTS

-------------------------------- ---------------------- -------------------------- --------------------------
Application or U.S.                                                                COJK File
Patent Number                    Application Date       Description                Designation
-------------------------------- ---------------------- -------------------------- --------------------------
09/390,967                       07-Sep-99              Flow-through cable         UTLX-1-14214


60/155,279                       11-Oct-99              Connectors, Splices and    UTLX-1-14213
                                                        Terminators for
                                                        Flow-through cables

                                                        Flow-through wire rope     UTLX-1-14350
-------------------------------- ---------------------- -------------------------- --------------------------




Agreed and Acknowledged on
on October 29, 1999

UTILX CORPORATION

By: /s/ William M. Weisfield                          /s/ Glen Bertini
    -------------------------------                  ---------------------------
      William Weisfield, President                   GLEN BERTINI